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                                                                     Exhibit 8.1

                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                          New York, New York 10103-0001

                             Telephone: 212/506-5000
                             Facsimile: 212/506-5151


                                October 15, 1996

Banc One ABS Corporation
100 East Broad Street
Columbus, Ohio 43271-0158


Ladies and Gentlemen:

          We have advised Banc One ABS Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Banc One Home Equity Loan Asset Backed Certificates, issuable in series (the "Certificates"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on October 15, 1996 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences that are discussed, in our opinion the description is accurate in all material respects.

          This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Certificates with numerous different characteristics, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP


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